EX-11
EARNINGS PER SHARE


Exhibit 11.     Statement Re: Computation of Per Share Earnings

EX-11
EARNINGS PER SHARE

                               Three months    Six Months     Twelve Months
                             August 1, 1998  August 1, 1998    August 1, 1998
                             ________________________________  _________
                                  (in thousands except per share data)
Basic EPS Computation
  Numerator:
     Net income (loss)                $   (3,094)    $ (6,146)    $(15,445)
  Denominator:
     Weighted average
     common shares outstanding            15,773       15,755        15,717
                                      ______________________________________
  Basic EPS                           $    (0.20)     $ (0.39)     $  (0.98)


Diluted EPS Computation
  Numerator:
     Net income (loss)                $   (3,094)    $ (6,146)     $(15,445)
  Denominator:
     Weighted average common
     shares outstanding                   15,773       15,755        15,717
     Stock options, excluding
     anti-dilutive options of 2, 7,
     and 15 shares for the three,
     six and twelve months ending
     August 1, 1998, respectively.           ---          ---           ---
                                      ______________________________________
     Total Shares                         15,773       15,755        15,717

   Diluted EPS                       $     (0.20)   $   (0.39)    $  ( 0.98)





                                 Three months     Six Months     Twelve Months
                                August 2, 1997  August 2, 1997  August 2, 1997
                                _____________________________________________
                                    (in thousands except per share data)

Basic EPS Computation
  Numerator:
     Net income (loss)                 $ (16,581)   $ (19,764)     $(12,909)
  Denominator:
     Weighted average
     common shares outstanding            15,622       15,613        15,658

  Basic EPS                            $   (1.06)   $   (1.27)     $  (0.82)

Diluted EPS Computation
  Numerator:
     Net income (loss)                 $ (16,581)   $ (19,764)     $(12,909)
  Denominator:
     Weighted average common
     shares outstanding                   15,622       15,613        15,658
     Stock options, excluding
     anti-dilutive options 41, 49
     and 53 shares for the three six
     and twelve months ending
     August 2, 1997, respectively.           ---          ---           ---
     Total Shares                         15,622       15,613        15,658

   Diluted EPS                         $   (1.06)   $   (1.27)     $  (0.82)
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